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                                                                   Exhibit (a-5)


                    AMENDMENT NO. 4 TO DECLARATION OF TRUST
                                       OF
                             PACIFIC CAPITAL FUNDS


     The undersigned, Secretary of the Pacific Capital Funds (the "Trust"), a trust with transferrable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY, pursuant to the authority conferred on the Secretary of the Trust by Section 9.3(c) of the Declaration of Trust dated as of October 30, 1992, as amended to date (the "Declaration of Trust"), that the following amendment was duly adopted by the affirmative vote of a majority of the Trustees at a regular meeting held on September 18, 1998, pursuant to the resolutions attached as Exhibit A hereto:

     1. there is hereby established three additional series of shares of the Trust, which shall be designated as the Pacific Capital Value Fund series, the Pacific Capital Small Cap Fund series and the Pacific Capital International Stock Fund series, each of which shall have Class A, Class B and Class Y shares. The shares of each series and Class shall have all of the rights and preferences with respect to series and classes of shares of the Trust set forth in the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Declaration of Trust this ____ day of November, 1998.



                                        ----------------------------------------
                                        Name:  Gregory T. Maddox
                                        Title: Secretary
                                        1230 Columbia Street
                                        San Diego, CA 92101

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                                                                       EXHIBIT A


                             PACIFIC CAPITAL FUNDS

                      RESOLUTIONS OF THE BOARD OF TRUSTEES
                AT A REGULAR MEETING HELD ON SEPTEMBER 18, 1998


RESOLVED, that the Trustees hereby establishes the following new series of the Trust Pacific Capital Small Cap Fund, Pacific Capital Value Fund, and Pacific Capital International Stock Fund, having the same rights and privileges of all other series of the Trust.

RESOLVED FURTHER, that the Board of Trustees hereby establishes Class A, B and Y shares of beneficial interest of such Funds, having the same rights and privileges of all other Class A, B and Y shares of the Trust.

FURTHER RESOLVED, that the proper officers of the Trust be, and they hereby are, authorized to prepare and file all such documents and reports, including any necessary amendments to the Trust's Declaration of Trust with the Commonwealth of Massachusetts, and to the Trust's Registration Statement on Form N-1A with the SEC or any state securities commission, and to do all such other acts and things as they or any of them deem necessary or desirable to effectuate the establishment of such Funds and Classes thereof.